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                                                                   Exhibit 23(d)


                         [LOGO OF ARTHUR ANDERSEN LLP]




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in the Form S-8 Registration Statement of RoTech Medical Corporation (as filed on May 15, 1996) of our report dated December 15, 1995, on the financial statements of Revco Home Health Care Centers, Inc. as of June 3, 1995, and for the forty-four week period then ended, which is included in RoTech Medical Corporation's Form 8K/A as filed on January 11, 1996.


                                                   /s/ Arthur Anderson LLP



May 15, 1996
 Cleveland, Ohio